Exhibit 99 (a)
BOK Financial Quarterly Earnings Grow to $69 Million or $1.00 per Share
Revenue Growth and Credit Improvement Drive Results

TULSA, Okla. (Wednesday July 27, 2011) – BOK Financial Corporation reported record quarterly net income of $69.0 million or $1.00 per diluted share for the second quarter of 2011, up from $64.8 million or $0.94 per diluted share for the first quarter of 2011 and $63.5 million or $0.93 per diluted share for the second quarter of 2010.  Net income for the six months ended June 30, 2011 totaled $133.8 million or $1.95 per diluted share compared to $123.7 million or $1.81 per diluted share for the six months ended June 30, 2010.

“BOK Financial is pleased to announce another strong quarter of record earnings,” said President and CEO Stan Lybarger.  “We continue to benefit from diversified sources of non-interest income.  Transaction card, mortgage banking and deposit revenues all grew during the second quarter due to increased transaction volume.  Outstanding commercial loan balances are up in most of our markets and credit quality metrics continue to improve.”

Highlights of second quarter of 2011 included:

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Net interest revenue totaled $174.0 million compared to $170.6 million for the first quarter of 2011.  Average earning assets grew $354 million.  Net interest margin was 3.40% for the second quarter of 2011 compared to 3.47% for the first quarter of 2011.

•	Fees and commissions revenue totaled $127.8 million compared to $123.3 million for the first quarter of 2011. Revenue growth was distributed among most fee-generating activities.

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Operating expenses, excluding changes in the fair value of mortgage servicing rights, totaled $189.7 million, up $8.1 million over the prior quarter.  Personnel expenses increased $5.6 million due primarily to increased incentive compensation expense.  Non-personnel expenses increased $2.5 million due primarily to increased mortgage banking expenses.

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Provision for credit losses totaled $2.7 million for the second quarter of 2011 compared to $6.3 million for the first quarter of 2011.  Net loans charged off decreased to $8.5 million from $10.3 million for the previous quarter.

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The combined allowance for credit losses totaled $297 million or 2.77% of outstanding loans at June 30, 2011 and $303 million or 2.86% of outstanding loans at March 31, 2011.  Nonperforming assets totaled $351 million or 3.23% of outstanding loans and repossessed assets at June 30, 2011 and $379 million or 3.54% of outstanding loans and repossessed assets at March 31, 2011.

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Outstanding loan balances were $10.7 billion at June 30, 2011 compared to $10.6 billion at March 31, 2011.  Commercial loan balances continued to grow in the second quarter of 2011, increasing $130 million over March 31, 2011.  Commercial real estate loans decreased $39 million.    Residential mortgage loans increased $91 million and consumer loans decreased $34 million.

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Period end deposits totaled $17.6 billion at June 30, 2011 compared to $17.9 billion at March 31, 2011.  Interest-bearing transaction accounts decreased $516 million and time deposits decreased $43 million.  Demand deposit accounts increased $269 million.

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Tangible common equity ratio increased to 9.71% at June 30, 2011 from 9.54% at March 31, 2011.  The tangible common equity ratio is a non-GAAP measure of capital strength used by the Company and investors based on shareholders’ equity minus intangible assets and equity that does not benefit common shareholders.  The Company and its subsidiary bank exceeded the regulatory definition of well capitalized.  The Company’s Tier 1 capital ratios, as defined by banking regulations, were 13.30% at June 30, 2011 and 12.97% at March 31, 2011.

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The Company paid a cash dividend of $19 million or $0.275 per common share during the second quarter of 2011.  On July 26, 2011, the board of directors approved a quarterly cash dividend of $0.275 per common share payable on or about August 26, 2011 to shareholders of record as of August 12, 2011.

Net Interest Revenue

Net interest revenue increased $3.4 million over the first quarter of 2011.  Average earning assets increased $354 million.  Net interest margin decreased 7 basis points from the prior quarter to 3.40%.

The average balance of the available for sale securities portfolio increased $167 million and the average balance of the mortgage trading securities held as an economic hedge of mortgage servicing rights increased $121 million.  Average outstanding loans increased $27 million.  Growth in average commercial loan and residential mortgage loan balances was partially offset by lower commercial real estate loans and consumer loans.

Average interest-bearing deposits decreased $426 million from the previous quarter.  Interest-bearing transaction account balances decreased $448 million, partially offset by a $15 million increase in average time deposit account balances.  Average demand deposits increased $288 million.  Average balances of borrowed funds increased $332 million over the previous quarter.

The yield on average earning assets decreased 9 basis points compared to the preceding quarter.  The available for sale securities portfolio yield decreased 13 basis points to 3.04% and the loan portfolio yield decreased 7 basis points to 4.82%.  The cost of interest-bearing liabilities increased 1 basis point to 0.81% compared to the previous quarter.

Fees and Commissions Revenue

Fees and commissions revenue increased $4.6 million to $127.8 million for the second quarter of 2011.  Transaction card revenue increased $2.6 million, mortgage banking revenue increased $2.0 million and deposit service charges increased $1.4 million.  Brokerage and trading revenue decreased $1.7 million.

Transaction card revenue growth resulted primarily from increased cross sales of merchant services in markets outside of Oklahoma.  Merchant services revenue grew by $1.3 million.  Fees related to the processing of automated teller machine transactions and interchange revenue earned on transactions from check cards issued by the Company also increased over the prior quarter.  Mortgage banking revenue grew on higher mortgage loan origination volume.  Mortgage loan production revenue increased $1.9 million over the previous quarter.  Residential mortgage loans funded for sale increased to $529 million in the second quarter of 2011 from $452 million in the first quarter of 2011.  Growth in deposit service charges was largely due to a $1.6 million increase in overdraft charges.  The decrease in brokerage and trading revenue was primarily due to reduced transaction volume compared to the previous quarter.

Operating Expenses

Total operating expenses were $203.2 million for the second quarter of 2011 and $178.4 million for the first quarter of 2011.  Excluding changes in the fair value of mortgage servicing rights, operating expenses totaled $189.7 million, up $8.1 million over the first quarter of 2011.

Personnel costs increased $5.6 million over the prior quarter, primarily due to increased incentive compensation.  Cash-based incentive compensation increased $4.0 million over the first quarter of 2011.  Employee benefit costs increased $1.4 million over the prior quarter primarily due to increased medical insurance costs.  The Company self-insures a portion of its employee health care coverage and these costs may be volatile.

Non-personnel expenses increased $2.5 million over the first quarter of 2011.  Mortgage banking expenses increased $2.5 million primarily due to an increase in the provision for losses on loans sold with recourse and provision for foreclosure costs on loans serviced for others.  Data processing and communication expense increased $2.0 million primarily due to increased transaction card activity.  FDIC insurance expense decreased $1.5 million based on the estimated impact of a change from an assessment based on deposit balances to an assessment based on consolidated assets minus average tangible equity.

Credit Quality

Nonperforming assets decreased $28 million during the second quarter to $351 million or 3.23% of outstanding and repossessed assets at June 30, 2011.  Nonaccruing loans decreased $26 million and repossessed assets decreased $2.4 million.

Nonaccruing loans totaled $200 million or 1.86% of outstanding loans at June 30, 2011 and $226 million or 2.13% of outstanding loans at March 31, 2011.  During the second quarter of 2011, $27 million of new nonaccruing loans were identified offset by $28 million in payments received, $13 million in charge-offs and $13 million in foreclosures and repossessions.

Nonaccruing commercial loans totaled $53 million or 0.86% of total commercial loans at June 30, 2011, down $4.1 million since March 31, 2011.  Nonaccruing loans in the wholesale/retail sector totaled $25 million or 2.35% of total wholesale/retail sector loans and nonaccruing services sector loans totaled $16 million or 0.95% of total services sector loans.

Nonaccruing commercial real estate loans totaled $110 million or 5.05% of outstanding commercial real estate loans at June 30, 2011, down $15 million from March 31, 2011.  Nonaccruing commercial real estate loans continued to be largely concentrated in land development and residential construction loans with $76 million or 21% of all land development and construction loans nonaccruing at June 30, 2011.  Approximately $33 million or 16% of total commercial real estate loans in Arizona and $31 million or 19% of total commercial real estate loans in Colorado are nonaccruing.  Newly identified nonaccruing commercial real estate loans totaled $11 million, offset by $19 million of cash payments received, $3.4 million of charge-offs and $3.9 million of foreclosures.

Nonaccruing residential mortgage loans decreased $6.1 million from March 31, 2011 to $32 million or 1.70% of outstanding residential mortgage loans at June 30, 2011   The decrease is largely due to $6.7 million of foreclosures during the quarter.  Principally all non-guaranteed residential mortgage loans past due 90 days or more are nonaccruing.  In addition, residential mortgage loans past due 30 to 89 days, excluding loans guaranteed by U.S. government agencies, totaled $21 million at June 30, 2011 and $14 million at March 31, 2011.

The combined allowance for credit losses totaled $297 million or 2.77% of outstanding loans and 148.55% of nonaccruing loans at June 30, 2011.  The allowance for loan losses was $287 million and the allowance for off-balance sheet credit losses was $10 million.  Approximately $146 million of impaired loans, which consist primarily of nonaccruing commercial and commercial real estate loans, are recorded at the amount management expects to recover and accordingly have no allowance for loan loss attributed to them.  The remaining $30 million of impaired loans have $6.7 million of the allowance for loan losses attributed to them.

Real estate and other repossessed assets totaled $129 million at June 30, 2011 primarily consisting of $55 million of 1-4 family residential properties and residential land development properties, $47 million of developed commercial real estate properties and $23 million of undeveloped land.  The distribution of real estate owned and other repossessed assets among various markets included $41 million attributed to Arizona, $32 million attributed to Texas, $18 million attributed to Colorado and $13 million attributed to Oklahoma.  Real estate and other repossessed assets decreased by $2.4 million during the second quarter due to additions of $13 million offset by $12 million in sales and $3.4 million in write-downs and losses.

The Company also has off-balance sheet obligations related to certain community development residential mortgage loans sold to U.S. government agencies with full recourse.  These mortgage loans were underwritten to standards approved by the agencies, including full documentation and originated under programs available only for owner-occupied properties.  The recourse obligation relates to the loan performance for the life of the loan.  The Company is obligated to repurchase these loans at the time of foreclosure for the unpaid principal balance plus unpaid interest.  The outstanding principal balance of these loans totaled $274 million at June 30, 2011, down from $284 million at March 31, 2011.  The loans are primarily to borrowers in our market areas, including $193 million in Oklahoma, $28 million in Arkansas, $16 million in New Mexico, $15 million in Kansas/Missouri and $12 million in Texas.  At June 30, 2011, approximately 6% of these loans are nonperforming and 5% were past due 30 to 89 days.  A separate accrual for credit risk of $18 million is available for losses on these loans.

Securities and Derivatives

The fair value of the available for sale securities portfolio totaled $9.6 billion at June 30, 2011, down $99 million from March 31, 2011.  The available for sale portfolio consisted primarily of residential mortgage-backed securities, including $8.9 billion fully backed by U.S. government agencies and $513 million privately issued by publicly owned financial institutions.  Privately issued mortgage-backed securities included $346 million backed by Jumbo-A residential mortgage loans and $167 million backed by Alt-A residential mortgage loans.

Net unrealized gains on available for sale securities totaled $263 million at June 30, 2011 and $201 million at March 31, 2011.  Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies increased $78 million to $305 million at June 30, 2011.  Net unrealized losses on privately-issued residential mortgage-backed securities increased $12 million to $68 million at June 30, 2011.

The amortized cost of privately issued residential mortgage-backed securities totaled $581 million at June 30, 2011, down $49 million since March 31, 2011 due primarily to cash received.  Approximately $469 million of the privately issued residential mortgage-backed securities were rated below investment grade by at least one nationally-recognized rating agency.  Cash received during the second quarter reduced the amortized cost of privately issued residential mortgage-backed securities rated below investment grade by $25 million.  Amortized cost of these securities was also reduced by $4.3 million for credit-related impairment charges during the second quarter.  Aggregate unrealized losses on privately-issued residential mortgage-backed securities rated below investment grade totaled $62 million at June 30, 2011.  Aggregate unrealized losses on these same below investment grade securities were $52 million at March 31, 2011.

The Company recognized $5.5 million of net gains on sales of $654 million of available for sale securities in the second quarter of 2011 and $4.9 million of net gains on sales of $793 million of available for sale securities in the first quarter of 2011.  Securities were sold either to mitigate extension exposure from rising interest rates or because they had reached their expected maximum potential total return.

Loans, Deposits and Capital

Loans

Outstanding loans at June 30, 2011 were $10.7 billion, up $153 million over March 31, 2011.  Growth in commercial and residential mortgage loans were partially offset by a decrease in commercial real estate and consumer loans.

Outstanding commercial loan balances continued to grow in most geographic regions, increasing $130 million over March 31, 2011.  Commercial loan growth was notably strong in the Texas and Arizona markets.  Commercial loans increased $88 million in Texas and $40 million in Arizona.  Outstanding commercial loans attributed to Oklahoma decreased $24 million.  Energy loans attributed to the Oklahoma market decreased $77 million during the second quarter of 2011.  Unfunded energy loan commitments increased $159 million during the second quarter to $2.0 billion.  All other unfunded commercial loan commitments grew by $238 million to $2.8 billion at June 30, 2011.

Commercial real estate loans continued to decrease, down $39 million during the second quarter of 2011.  Outstanding balances were down in most geographic regions.  Construction and land development loans decreased by $27 million, primarily in the Colorado, Texas and Arizona markets.  Unfunded commercial real estate loan commitments increased $26 million during the second quarter to $308 million.

Residential mortgage loans increased $91 million over March 31, 2011 primarily due to a $71 million increase in loans guaranteed by U.S. government agencies.  This increase consists of loans previously sold into Government National Mortgage Association mortgage pools.  The Company must recognize it has regained control over these loans when certain delinquency criteria are met.

Consumer loans decreased $34 million from March 31, 2011 primarily due to continued runoff of indirect automobile loans related to the previously announced decision to curtail that business in favor of a customer-focused direct approach to consumer lending.  Approximately $162 million of indirect automobile loans remain outstanding at June 30, 2011.

Deposits

Total deposits decreased $287 million from March 31, 2011 to $17.6 billion at June 30, 2011.  Interest-bearing transaction account balances decreased $516 million and time deposits decreased $43 million.  Demand deposit balances increased $269 million.   Among the lines of business, commercial deposits decreased $266 million.  Consumer and wealth management deposits were largely unchanged from March 31, 2011.  The decrease in commercial deposit balances was largely driven by commercial and industrial customers.

Capital

The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at June 30, 2011.  The Company’s Tier 1 and total capital ratios were 13.30% and 16.80%, respectively, at June 30, 2011.  Tier 1 and total capital ratios were 12.97% and 16.48%, respectively, at March 31, 2011.  In addition the Company’s tangible common equity ratio, a non-GAAP measure, was 9.71% at June 30, 2011 and 9.54% at March 31, 2011.  Unrealized securities gains added 57 basis points to the tangible common equity ratio at June 30, 2011.

About BOK Financial Corporation

BOK Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network.  Holdings include BOKF, NA, BOSC, Inc., Cavanal Hill Investment Management, Inc., and Southwest Trust Company, N.A.  Operating divisions of BOKF, NA include Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Oklahoma, Bank of Texas, Colorado State Bank and Trust, Bank of Kansas City and the TransFund electronic funds network.  Shares of BOK Financial are traded on the NASDAQ under the symbol BOKF. For more information, visit www.bokf.com.

The Company will continue to evaluate critical assumptions and estimates, such as the adequacy of the allowance for credit losses and asset impairment as of June 30, 2011 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.

This news release contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally.  Words such as “anticipates,” “believes,” “estimates,” “expects,”  “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements.  Assessments that BOK Financial’s acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified.  These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements.  Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans.  BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.